Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 6, 2004, except for Note 15 which is as of February 27, 2004, relating to the consolidated financial statements of Viisage Technology, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Boston, Massachusetts	/s/ BDO Seidman, LLP
November 1, 2004